Exhibit 99.1
Harris Corporation Reports Strong Second Quarter Operating Performance;
Increases Fiscal 2010 Guidance on Significantly Higher Orders
MELBOURNE, Florida, January 27, 2010 — Harris Corporation (NYSE:HRS) reported GAAP income from continuing operations for the second quarter of fiscal 2010 of $140 million, or $1.06 per diluted share, compared with $141 million, or $1.06 per diluted share, in the prior-year quarter. Excluding acquisition-related costs, non-GAAP income from continuing operations in the second quarter of fiscal 2010 was $142 million, or $1.08 per diluted share, compared with $141 million, or $1.05 per diluted share, in the prior-year quarter. Revenue for the second quarter of fiscal 2010 was $1.22 billion, compared with $1.33 billion for the second quarter of fiscal 2009. Orders in the second quarter were $1.4 billion, compared with $1.0 billion in the prior-year quarter. A reconciliation of GAAP to non-GAAP financial measures is provided in Tables 5 through 8, along with the accompanying notes.
“Excellent operating performance in RF Communications and Government Communications Systems resulted in strong second quarter earnings,” said Howard L. Lance, chairman, president and chief executive officer. “Demand for the market’s most advanced tactical radios resulted in significantly higher new orders. Continued investments in new technologies and applications allow us to provide some of the most sophisticated communication capabilities available — such as high data rates and video — to meet the demanding mission requirements of today and the future. In addition, we are investing in growth initiatives, such as healthcare and cyber solutions, as well as in new media initiatives such as mobile TV, digital signage and full-motion video asset management solutions for government ISR applications.
“The company’s strong orders in both the first and second quarters are expected to drive double-digit, year-over-year revenue growth in the third and fourth quarters. As a result, we have increased our fiscal 2010 guidance for revenue and earnings.”
Increased Earnings Guidance
The company has revised its guidance for non-GAAP income from continuing operations for fiscal 2010 to a range of $4.25 to $4.35 per diluted share ($4.13 to $4.23 per diluted share on a GAAP basis).
This increase compares with a previous range of $3.85 to $3.95 per diluted share ($3.74 to $3.84 per diluted share on a GAAP basis). Revenue in fiscal 2010 is now expected to be in a range of $5.2 billion to $5.3 billion. Fiscal 2010 non-GAAP earnings guidance excludes acquisition-related costs.

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RF Communications
Second quarter orders for the RF Communications segment totaled $626 million, including $554 million in the Tactical Radio Communications business. At the end of the second quarter, total backlog in RF Communications was $1.4 billion, including $953 million in the Tactical Radio Communications business and $443 million in the Public Safety and Professional Communications business. New orders for tactical radio communication systems were driven by both accelerating customer adoption of the company’s Falcon III® radios and increased demand for equipping the military’s new M-ATVs (Mine Resistant Ambush Protected All-Terrain Vehicles) being shipped to Afghanistan.
Orders in the second quarter included a $119 million order for JTRS-approved Falcon III AN/PRC-152(C) handheld radio systems with vehicular adapters to equip M-ATVs. This major order represents another significant step forward in the widespread fielding of Harris Falcon III radios.
Other major orders in the quarter included a $228 million order for Falcon II® AN/VRC-104 high-frequency radio systems, making total orders-to-date for M-ATVs $555 million. Harris is supplying the vast majority of the tactical radios for the 6,644 M-ATVs being procured by the U.S. military. Also in the quarter, international tactical radio orders were received from customers in Pakistan, Saudi Arabia, Mexico and Sweden.
In the Public Safety and Professional Communications business, Harris was awarded a four-year, IDIQ contract by General Dynamics C4 Systems with a potential value of $130 million to provide the land-mobile radio infrastructure for the first two regions of the Department of Justice Integrated Wireless Network (IWN) program. Under the contract, Harris received an initial order of $10 million to begin work in the Mid-Atlantic region. The IWN initiative envisions a nationwide system uniting the communications of Federal first responders throughout its six regions. Other new orders were received for upgrading the current radio systems with new infrastructure and network products for the Florida Department of Corrections and Volusia County, Florida, as well as for providing a wireless shipboard communications system to manage the safe take-off and landing of Navy jets on an aircraft carrier.
Revenue for RF Communications in the second quarter was $463 million, compared with $438 million in the prior-year quarter. Revenue included $355 million in Tactical Radio Communications and $108 million in Public Safety and Professional Communications. Tactical Radio revenue was driven primarily by deliveries to the U.S. Army, Marine Corps and Air Force.

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Operating income for RF Communications was $169 million in the second quarter, compared with $144 million in the prior-year quarter. Non-GAAP operating income, which excludes acquisition-related costs, was $171 million. Non-GAAP operating margin was exceptionally strong at 37 percent due to favorable product mix, cost-reduction actions implemented in the second half of fiscal 2009, and operational efficiencies.
Government Communications Systems
Second quarter revenue for the Government Communications Systems segment was $647 million, compared with $748 million in the prior-year quarter. Operating income was $87 million in the second quarter, compared with $85 million in the prior-year quarter. Operating margin was strong at 13.4 percent, reflecting excellent award fees and program performance across the segment.
Revenue in the prior year benefited from a large handheld computer equipment delivery for the Field Data Collection Automation (FDCA) program for the U.S. Census Bureau’s 2010 census. Adjusting for the impact of the acquisitions and excluding the FDCA program, revenue growth was 9 percent in the first half of fiscal 2010. Government Communications Systems is experiencing good momentum across a broad range of programs.
Revenue increased in the second quarter compared with the prior year for the GOES-R GS (Geostationary Operational Environmental Satellite-Series R Ground Segment) weather program for NOAA (National Oceanic and Atmospheric Administration), the Modernization of Enterprise Terminals (MET) program for the U. S. Army, and the NETCENTS IT program for the U.S. Air Force. Revenue for the U.S. Navy Commercial Broadband Satellite Program decreased in the quarter with the successful completion of the first phase.
In the second quarter, the IT Services business was awarded a $37 million task order over 20 months under the Information Technology Enterprise Solutions-2 Services (ITES-2S) contract for the U.S. Southern Command (USSOUTHCOM). Harris will migrate and consolidate the communications systems for nine USSOUTHCOM buildings into a new headquarters complex.
Also during the quarter, Harris secured new international air traffic control communications contracts and contract extensions stemming from its recent acquisition of SolaCom ATC. Under the contracts, Harris will provide critical air-to-ground and ground-to-ground digital communications services for a new Manila area control center in the Philippines, the Turkish Air Force’s mobile radar approach control shelters, and air traffic control sites in Angola.

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Broadcast Communications
Orders in the Broadcast Communications segment were $139 million in the second quarter, significantly higher compared with sequential first quarter orders of $124 million. The rebound in orders in the second quarter was an encouraging sign that the market has begun to improve. Revenue in the second quarter was $117 million, comparable with the prior quarter of $119 million. Revenue was $163 million in the prior-year second quarter. Operating loss in the second quarter was $5 million for the segment, compared with operating income of $12 million in the prior-year quarter.
During the quarter, Harris successfully deployed several FAME™ (Full-Motion Video Asset Management Engine) solutions for government applications. The solutions, which were developed for the military, have broad applications in both government ISR and commercial markets. FAME increases visibility into the vast amounts of real-time and archived video collected from manned and unmanned aircraft and ground-based sensors. This cross-over application offers more opportunities for Broadcast Communications to partner with the company’s Government Communications Systems business and reach a broader, more diverse base of customers.
Harris secured new projects in the quarter with two large sports arenas and continued implementing the first-of-its-kind, advanced media workflow solution in the NBA’s Orlando Magic Amway Arena scheduled to open in October.
Harris also delivered solutions for a variety of broadcasters to support their coverage of the Winter Games in Vancouver next month. For example, the company is providing an end-to-end HD broadcast solution to support Canada’s Olympic Broadcast Media Consortium’s unprecedented coverage of the games. The Harris ONE™ solution brings together highly integrated products that enable advanced media workflows and provides the Consortium with the highest quality broadcast technology for delivery of games coverage.
Harris will host a conference call today, January 27, at 4:30 p.m. Eastern Time (ET) to discuss its second quarter fiscal 2010 financial results. The dial-in number for the teleconference is (719) 325-4824. The access code is 1446168. Please allow at least 10 minutes prior to the scheduled start time to connect to the teleconference. Participants are encouraged to listen via webcast, which will be broadcast live at www.harris.com/conference-call. A replay of the teleconference will be available beginning at 8:30 p.m. ET on January 27, and will run until midnight ET on Wednesday, February 3. To access the replay, please call (719) 457-0820, access code

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1446168. A recording of the call also will be available on the Harris website beginning at 7 p.m. ET on January 27.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has approximately $5 billion of annual revenue and more than 15,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.
# # #
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including income from continuing operations and income from continuing operations per diluted share for the second quarter of fiscal 2010, in each case excluding charges for acquisition-related costs; operating income and margins for the RF Communications segment, excluding acquisition-related costs; and fiscal 2010 guidance for income from continuing operations per diluted share, excluding acquisition-related costs. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.
Attachments: Financial Statements (tables).
# # #
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2010; the potential value of contract awards; and statements regarding outlook, including expected revenue and orders. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters on our operations; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and the recession in the United States and general downturn in the global economy. Further information relating to factors that may impact the

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company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.

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Table 1
HARRIS CORPORATION
FY ’10 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Two Quarters Ended
	January 1,	January 2,	January 1,	January 2,
	2010	2009	2010	2009
	(In millions, except per share amounts)

Revenue from product sales and services	$1,217.7	$1,333.2	$2,420.7	$2,505.8

Cost of product sales and services	(778.6)	(925.3)	(1,590.7)	(1,717.2)
Engineering, selling and administrative expenses	(215.7)	(191.8)	(427.8)	(381.4)
Non-operating loss	(0.3)	(0.7)	(0.5)	(8.8)
Interest income	0.3	0.9	0.7	1.9
Interest expense	(18.2)	(13.8)	(36.4)	(26.2)

Income from continuing operations before income taxes	205.2	202.5	366.0	374.1
Income taxes	(65.7)	(61.9)	(122.0)	(114.1)

Income from continuing operations	139.5	140.6	244.0	260.0
Discontinued operations, net of income taxes	—	(179.2)	—	(179.9)

Net income (loss)	$139.5	$(38.6)	$244.0	$80.1

Net income (loss) per common share

Basic
Continuing operations	$1.07	$1.06	$1.86	$1.95
Discontinued operations	—	(1.35)	—	(1.35)

	$1.07	$(0.29)	$1.86	$0.60

Diluted
Continuing operations	$1.06	$1.06	$1.85	$1.94
Discontinued operations	—	(1.35)	—	(1.34)

	$1.06	$(0.29)	$1.85	$0.60

Cash dividends paid per common share	$.22	$.20	$.44	$.40

Basic weighted average shares outstanding	130.9	133.3	131.3	133.6
Diluted weighted average shares outstanding	131.3	133.3	131.6	134.2

Table 2
HARRIS CORPORATION
FY ’10 Second Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Two Quarters Ended
	January 1,	January 2,	January 1,	January 2,
	2010	2009	2010	2009
	(In millions)
Revenue
RF Communications	$462.9	$438.2	$886.6	$853.4
Government Communications Systems	647.3	748.0	1,315.0	1,357.1
Broadcast Communications	116.8	163.0	235.5	321.2
Corporate eliminations	(9.3)	(16.0)	(16.4)	(25.9)

	$1,217.7	$1,333.2	$2,420.7	$2,505.8

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
RF Communications	$168.6	$144.1	$282.6	$286.2
Government Communications Systems	87.0	85.2	172.7	151.5
Broadcast Communications	(4.8)	12.0	(4.5)	17.3
Unallocated corporate expense	(24.8)	(19.1)	(44.0)	(38.0)
Corporate eliminations	(2.6)	(6.1)	(4.6)	(9.8)
Non-operating loss	(0.3)	(0.7)	(0.5)	(8.8)
Net interest expense	(17.9)	(12.9)	(35.7)	(24.3)

	$205.2	$202.5	$366.0	$374.1

Table 3
HARRIS CORPORATION
FY ’10 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Two Quarters Ended
	January 1,	January 2,
	2010	2009
	(In millions)
Operating Activities
Net income	$244.0	$80.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	80.8	85.7
Share-based compensation	21.2	18.4
Non-current deferred income taxes	1.1	(2.0)
Impairment of securities available-for-sale	—	7.6
Impairment of goodwill and other long-lived assets	—	301.0
Noncontrolling interest in discontinued operations, net of income taxes	—	(138.4)
(Increase) decrease in:
Accounts and notes receivable	97.6	(53.8)
Inventories	(72.0)	(90.7)
Increase (decrease) in:
Accounts payable and accrued expenses	(130.1)	(5.6)
Advance payments and unearned income	73.7	6.8
Income taxes	7.9	(16.6)
Other	(2.8)	(3.2)

Net cash provided by operating activities	321.4	189.3

Investing Activities
Cash paid for acquired businesses	(33.7)	—
Additions of property, plant and equipment	(38.5)	(59.9)
Additions of capitalized software	(3.9)	(6.8)
Cash paid for short-term investments available-for-sale	—	(1.2)
Proceeds from the sale of short-term investments available-for-sale	—	2.7

Net cash used in investing activities	(76.1)	(65.2)

Financing Activities
Proceeds from borrowings	—	78.7
Repayments of borrowings	(61.4)	(79.4)
Proceeds from exercises of employee stock options	6.0	7.3
Repurchases of common stock	(105.5)	(82.1)
Cash dividends	(57.8)	(53.9)

Net cash used in financing activities	(218.7)	(129.4)

Effect of exchange rate changes on cash and cash equivalents	2.4	(12.0)

Net increase (decrease) in cash and cash equivalents	29.0	(17.3)

Cash and cash equivalents, beginning of year	281.2	370.0

Cash and cash equivalents, end of quarter	310.2	352.7

Less cash and cash equivalents of discontinued operations	—	(97.7)

Cash and cash equivalents of continuing operations, end of quarter	$310.2	$255.0

Table 4
HARRIS CORPORATION
FY ’10 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	January 1,	July 3,
	2010	2009
	(In millions)
Assets

Cash and cash equivalents	$310.2	$281.2
Receivables	679.5	770.8
Inventories	672.2	607.2
Income taxes receivable	3.9	21.0
Current deferred income taxes	142.7	117.2
Other current assets	66.1	62.0
Property, plant and equipment	521.5	543.2
Goodwill	1,576.8	1,507.1
Intangible assets	315.4	335.6
Non-current deferred income taxes	92.7	85.3
Other non-current assets	148.7	134.5

	$4,529.7	$4,465.1

Liabilities and Shareholders’ Equity

Short-term debt	$45.0	$105.7
Accounts payable	284.4	368.0
Compensation and benefits	172.6	224.9
Other accrued items	312.5	288.7
Advance payments and unearned income	195.5	121.7
Current portion of long-term debt	0.7	0.7
Long-term debt	1,176.9	1,177.3
Long-term contract liability	139.0	145.6
Other long-term liabilities	189.6	163.4
Shareholders’ equity	2,013.5	1,869.1

	$4,529.7	$4,465.1

HARRIS CORPORATION
FY ’10 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income (loss); cost of product sales and services; engineering, selling and administrative expenses; income from continuing operations before income taxes; income taxes; income from continuing operations; and income from continuing operations per diluted common share adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY ’10 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statement of Income
(Unaudited)

	Quarter Ended			Quarter Ended
	January 1, 2010			January 2, 2009
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)

Revenue from product sales and services	$1,217.7	$—	$1,217.7	$1,333.2	$—	$1,333.2

Cost of product sales and services (A)	(778.6)	0.4	(778.2)	(925.3)	—	(925.3)
Engineering, selling and administrative expenses (B)	(215.7)	3.1	(212.6)	(191.8)	—	(191.8)
Non-operating loss	(0.3)	—	(0.3)	(0.7)	—	(0.7)
Interest income	0.3	—	0.3	0.9	—	0.9
Interest expense	(18.2)	—	(18.2)	(13.8)	—	(13.8)

Income from continuing operations before income taxes	205.2	3.5	208.7	202.5	—	202.5
Income taxes	(65.7)	(1.2)	(66.9)	(61.9)	—	(61.9)

Income from continuing operations	$139.5	$2.3	$141.8	$140.6	$—	$140.6

Income from continuing operations per diluted common share (C)	$1.06	$.02	$1.08	$1.06	$(.01)	$1.05

	Two Quarters Ended			Two Quarters Ended
	January 1, 2010			January 2, 2009
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)

Revenue from product sales and services	$2,420.7	$—	$2,420.7	$2,505.8	$—	$2,505.8

Cost of product sales and services (A)	(1,590.7)	4.0	(1,586.7)	(1,717.2)	—	(1,717.2)
Engineering, selling and administrative expenses (B)	(427.8)	6.7	(421.1)	(381.4)	—	(381.4)
Non-operating loss	(0.5)	—	(0.5)	(8.8)	—	(8.8)
Interest income	0.7	—	0.7	1.9	—	1.9
Interest expense	(36.4)	—	(36.4)	(26.2)	—	(26.2)

Income from continuing operations before income taxes	366.0	10.7	376.7	374.1	—	374.1
Income taxes	(122.0)	(3.9)	(125.9)	(114.1)	—	(114.1)

Income from continuing operations	$244.0	$6.8	$250.8	$260.0	$—	$260.0

Income from continuing operations per diluted common share	$1.85	$.06	$1.91	$1.94	$—	$1.94

Table 6
HARRIS CORPORATION
FY ’10 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Business Segment Information
(Unaudited)

	Quarter Ended			Quarter Ended
	January 1, 2010			January 2, 2009
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$462.9	$—	$462.9	$438.2	$—	$438.2
Government Communications Systems	647.3	—	647.3	748.0	—	748.0
Broadcast Communications	116.8	—	116.8	163.0	—	163.0
Corporate eliminations	(9.3)	—	(9.3)	(16.0)	—	(16.0)

	$1,217.7	$—	$1,217.7	$1,333.2	$—	$1,333.2

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
RF Communications (D)	$168.6	$2.7	$171.3	$144.1	$—	$144.1
Government Communications Systems (E)	87.0	0.8	87.8	85.2	—	85.2
Broadcast Communications	(4.8)	—	(4.8)	12.0	—	12.0
Unallocated corporate expense	(24.8)	—	(24.8)	(19.1)	—	(19.1)
Corporate eliminations	(2.6)	—	(2.6)	(6.1)	—	(6.1)
Non-operating loss	(0.3)	—	(0.3)	(0.7)	—	(0.7)
Net interest expense	(17.9)	—	(17.9)	(12.9)	—	(12.9)

	$205.2	$3.5	$208.7	$202.5	$—	$202.5

	Two Quarters Ended			Two Quarters Ended
	January 1, 2010			January 2, 2009
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$886.6	$—	$886.6	$853.4	$—	$853.4
Government Communications Systems	1,315.0	—	1,315.0	1,357.1	—	1,357.1
Broadcast Communications	235.5	—	235.5	321.2	—	321.2
Corporate eliminations	(16.4)	—	(16.4)	(25.9)	—	(25.9)

	$2,420.7	$—	$2,420.7	$2,505.8	$—	$2,505.8

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
RF Communications (D)	$282.6	$9.2	$291.8	$286.2	$—	$286.2
Government Communications Systems (E)	172.7	1.5	174.2	151.5	—	151.5
Broadcast Communications	(4.5)	—	(4.5)	17.3	—	17.3
Unallocated corporate expense	(44.0)	—	(44.0)	(38.0)	—	(38.0)
Corporate eliminations	(4.6)	—	(4.6)	(9.8)	—	(9.8)
Non-operating loss	(0.5)	—	(0.5)	(8.8)	—	(8.8)
Net interest expense	(35.7)	—	(35.7)	(24.3)	—	(24.3)

	$366.0	$10.7	$376.7	$374.1	$—	$374.1

Table 7
HARRIS CORPORATION
FY ’10 Second Quarter Summary
Reconciliation of FY ’10 GAAP Income from Continuing Operations per Diluted
Share Guidance to FY ’09 GAAP Income from Continuing Operations per Diluted
Share and FY ’10 Non-GAAP Income from Continuing Operations per Diluted
Share Guidance
(Unaudited)

	Fiscal Year 2009	Fiscal Year 2010
	(Actual)	(Guidance)	Percent Change
GAAP income from continuing operations per diluted share	$2.34	$4.13 to $4.23	76% to 81%
Impairment of our Broadcast Communications segment goodwill and other long-lived assets (F)	$1.48	$—
Charges associated with the acquisition of Tyco Electronics Wireless Systems (G)	$0.04	$0.10
Charges associated with the acquisitions of Crucial Security, Inc., the ATC Business Unit of SolaCom Technologies Inc. and Patriot Technologies, LLC(H)	$—	$0.02

Non-GAAP income from continuing operations per diluted share	$3.86	$4.25 to $4.35	10% to 13%

Table 8
HARRIS CORPORATION
FY ’10 Second Quarter Summary
Government Communications Systems Segment Revenue Growth Calculation,
Adjusted for the Impact of Acquisitions and the FDCA program, for the First Two Quarters of FY ’10

	First Two Quarters Ended
	January 2, 2009	January 1, 2010	Percent Change
GAAP Revenue	$1,357.1	$1,315.0	(3.1%)
Impact of Field Data Collection Automation (“FDCA”) program	(228.9)	(64.3)
Impact of acquisitions (I)	22.9	—

Organic Revenue	$1,151.1	$1,250.7	8.7%

HARRIS CORPORATION
FY ’10 Second Quarter Summary
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Notes to tables 5 through 8:
Note A — Adjustments to cost of product sales and services for the quarter ended January 1, 2010 are due to integration costs associated with our acquisition of the Tyco Electronics Wireless Systems business (“Wireless Systems”) from Tyco Electronics Ltd. ($0.4 million). Adjustments to cost of product sales and services for the two quarters ended January 1, 2010 are due to integration costs and the impact of a step up in inventory associated with our acquisition of Wireless Systems ($4.0 million).
Note B — Adjustments to engineering, selling and administrative expenses for the quarter ended January 1, 2010 are due to integration costs associated with our acquisitions of Wireless Systems ($2.3 million), Crucial Security, Inc. (“Crucial”) ($0.4 million), the ATC Business Unit of SolaCom Technologies Inc. (“SolaCom ATC”) ($0.3 million) and Patriot Technologies, LLC (“Patriot”) ($0.1 million). Adjustments to engineering, selling and administrative expenses for the two quarters ended January 1, 2010 are due to integration costs associated with our acquisitions of Wireless Systems ($5.2 million), Crucial ($0.8 million), SolaCom ATC ($0.6 million) and Patriot ($0.1 million).
Note C — Due to the as-reported net loss, including discontinued operations, for the quarter ended January 2, 2009, basic weighted average shares were used in calculating as-reported income from continuing operations per diluted share because the use of diluted weighted average shares would have been anti-dilutive. However, on a non-GAAP basis, we reported net income for the quarter ended January 2, 2009; therefore, diluted weighted average shares were used in calculating non-GAAP income from continuing operations per diluted share.
Note D — Adjustments to our RF Communications segment operating income for the quarter ended January 1, 2010 are due to integration costs associated with our acquisition of Wireless Systems ($2.7 million). Adjustments to our RF Communications segment operating income for the two quarters ended January 1, 2010 are due to integration costs and the impact of a step up in inventory associated with our acquisition of Wireless Systems ($9.2 million).
Note E — Adjustments to our Government Communications Systems segment operating income for the quarter ended January 1, 2010 are due to integration costs associated with our acquisitions of Crucial ($0.4 million), SolaCom ATC ($0.3 million) and Patriot ($0.1 million). Adjustments to our Government Communications Systems segment operating income for the two quarters ended January 1, 2010 are due to integration costs associated with our acquisitions of Crucial ($0.8 million), SolaCom ATC ($0.6 million) and Patriot ($0.1 million).
Note F— Adjustment for pre-tax charges of $255.5 million ($1.48 per diluted share) for impairment of goodwill and other long-lived assets in our Broadcast Communications segment.
Note G — Adjustment for pre-tax charges of $9.5 million ($.04 per diluted share) for fiscal 2009 and estimated pre-tax charges of $20.0 million ($.10 per diluted share) for fiscal 2010, related to integration and other costs associated with our acquisition of Wireless Systems.
Note H — Adjustment for estimated pre-tax charges of $4.3 million ($.02 per diluted share) for fiscal 2010 related to integration and other costs associated with our acquisitions of Crucial, SolaCom ATC and Patriot.
Note I — Adjustment related to the revenue of Crucial, SolaCom ATC and Patriot for the first two quarters ended January 2, 2009.